Exhibit 10.2

AMENDMENT NO. 7
TO SECOND AMENDED AND RESTATED SERVICING AGREEMENT
This AMENDMENT NO. 7 TO SECOND AMENDED AND RESTATED SERVICING AGREEMENT (this “Amendment”), dated as of July 10, 2019 (the “Effective Date”), by and among GreenSky, LLC, a Georgia limited liability company (“Servicer”), GreenSky Servicing, LLC, a Georgia limited liability company (“GreenSky Servicing”), and SunTrust Bank, a Georgia banking corporation (“Lender”).

WITNESSETH:
WHEREAS, Servicer, GreenSky Servicing and Lender previously entered into that certain Second Amended and Restated Servicing Agreement (as amended, restated, supplemented or otherwise modified from time to time, the “LSA”), dated as of December 31, 2016;
WHEREAS, Servicer, GreenSky Servicing and Lender desire to amend the LSA to modify and clarify certain terms therein; and
WHEREAS, pursuant to Section 12.01 of the LSA, Servicer, GreenSky Servicing and Lender agree to amend the LSA pursuant to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged by the parties hereto agree as follows:
Section 1.    Definitions. Capitalized terms not otherwise defined herein shall have the meanings given to them in the LSA.
Section 2.    Amendments to the LSA. Effective as of September 1, 2019, the LSA is amended as follows:

a.	Section 1.01. Definitions. Section 1.01 is hereby amended to add the following defined terms:
“Client” means any identifiable Borrower who has a GreenSky® Program account with Lender or its Affiliates, including without limitation, any person who (a) applies and was assigned to Lender or its Affiliates through Servicer for a financial product or service whether or not such person has any preexisting relationship with Lender or its Affiliates and whether or not the person is approved for a GreenSky Program account by Lender or accepts a GreenSky Program account if approved; or (b) has obtained any financial product or service from Lender or its Affiliates through Servicer.
“Complaints” means a Client’s(a) verbal or written statements or allegations of wrongful or unethical conduct by Lender, its Affiliates, or their personnel, which includes Servicer; and/or (b) expression of dissatisfaction to Servicer regarding a product, service, or business practice which require escalation to resolve (acknowledging that a transfer of a Client’s call from the person initially receiving the call to Servicer’s Complaints handling department shall not be considered “escalation” for purposes of this definition unless it otherwise meets the definition of Complaint). Complaints do not include general servicing requests or disputes, including, but not limited to, routine billing error disputes, routine credit reporting inquiries, matters handled through routine payment card network chargeback processes, and other routine inquiries or disputes that are resolved through the initial customer interaction, unless they otherwise meet the definition of Complaint. Legal Pleadings and all information contained therein are not Complaints as defined herein. (A list of (i) applicable laws, a subset of Applicable Laws to which Complaints may typically be related, (ii) “Possible Complaint Indicator Terms/Phrases” the use of which typically indicate a Complaint, (iii) Regulatory Bodies which may receive, investigate, and facilitate communication and resolution of Complaints, and (iv) Complaint scenarios has been attached as Schedule F and incorporated into the Agreement).

“Disabled Adults” means individuals who are identified by or to Servicer as being impaired, incapacitated, or vulnerable, regardless of age, who may be incapable of sufficient understanding to make or communicate responsible decisions or protect themselves from abuse, exploitation, or maltreatment by others with respect to their finances.

“Elder Persons” means individuals who are sixty (60) years of age or older.

“Financial Exploitation” means an activity occurring when an individual knowingly attempts, by deception or intimidation, to obtain or use a Disabled Adults or Elder Person’s funds, assets, or property with the intent to benefit someone other than the owner of the property.
“Legal Pleadings” means any filing by or on behalf of a Borrower of a litigation matter (e.g., a summons or complaint) related to a Loan.
“Lender Service Manager” means the contact designated as such by Lender in writing to Servicer, who will function as Lender’s primary contact with regard to Servicer’s obligations under Article VII of this Agreement.
“Regulatory Bodies” means those Governmental Authorities and other entities set forth on Schedule F.

b.	Article VII Customer Complaint Process is hereby deleted in its entirety and replaced with the following:
ARTICLE VII
CUSTOMER COMPLAINT PROCESS
Section 7.01    Complaint Handling. Servicer will attempt to resolve a Client’s Complaint through its usual defined processes and consistent with Applicable Law. If the Complaint is received from a Regulatory Body (other than the Better Business Bureau), Servicer will notify the Lender Service Manager within five (5) business days of receipt of such Complaint, and will provide the Lender Service Manager with a copy of the Complaint and the response/resolution. Servicer shall make available other details and supporting documentation in its possession or control related to such Complaint (including, but not limited to, evidence of an extension of time (if applicable)) upon Lender’s reasonable request. Any such Complaints that are received from a Regulatory Body must be resolved or responded to by the Servicer within the timeframe mandated by the Regulatory Body or an extended timeframe if granted by the Regulatory Body.
Section 7.02    Complaint Log. Servicer will maintain a monthly Complaint Log detailing all Complaints received from a Client. The approved Complaint Log Template is attached as Schedule G and is incorporated into the Agreement. Servicer will use the Complaint Log Template as it has been provided and will not modify it or deviate from its format without Lender’s written prior approval. The Complaint

Log will identify all Complaints that are open or that have been resolved during the previous calendar month, regardless of source, including whether Servicer received the Complaint directly from the Client, or whether the Complaint was conveyed to Servicer by a Regulatory Body. If no Complaints were open or resolved during the calendar month reporting period, Servicer will send a blank Complaint Log template to Lender with the correct file-naming convention marked “deliberately left blank.” When transmitting Proprietary Information to Lender, including the Complaint Log, Servicer will use a Lender approved, secure transmission method that will be conveyed to the Servicer by the Lender Service Manager. Servicer will provide the Complaint Log no later than the seventh (7th) business day of the calendar month for the previous calendar month’s reporting, or earlier as reasonably requested by Lender.
Section 7.03    Complaint Retention. In addition to any other record retention requirements in the Agreement, Servicer will retain for at least one (1) year from the date of creation copies of (a) written documentation summarizing or relating to Complaints; and (b) if Servicer records its calls, all recorded calls voicing a Complaint, and will make the foregoing available to Lender upon request.
Section 7.04    Subcontractor Responsibilities for Complaints. In addition to any other requirements in the Agreement related to Servicer’s use of subcontractors to perform the services, Servicer will ensure that its subcontractors that provide direct customer interaction services adhere to the provisions of this Section 7 as applicable to the services provided to Lender.
Section 7.05    Training. Servicer will train its Client-facing employees on Lender’s Complaint handling process as set forth in this Section and in any additional documents Lender provides to Servicer related to handling Complaints that are agreed to by Servicer.
Section 7.06    Legal Pleading Handling and Log. If Servicer receives a Legal Pleading in regard to a Loan or application for a Loan, Servicer will send a copy of the Legal Pleading to Lender within fifteen (15) calendar days of receipt to the Lender Legal department and the Service Manager. Servicer will also document the Legal Pleading on the Legal Pleading Log attached hereto as Schedule H and made a part of the Agreement. If the Legal Pleading is received from a Regulatory Body, Servicer will notify the Lender Service Manager within five (5) business days of receipt. In addition to reporting the receipt of a Legal Pleading, the Servicer will provide the Legal Pleading Log to Lender’s Legal Department and Service Manager no later than the seventh (7th) business day of the calendar month for the previous calendar month’s reporting, or earlier as reasonably requested by Lender.
c.    A new Article XIII, Section 13.01, Disabled Adults and Elderly Persons Exploitation is added and made a part of the Agreement as follows:
Article XIII
Disabled Adults and Elderly Persons Exploitation

Section 13.01     Servicer agrees that it will monitor for suspected Financial Exploitation of Disabled Adults or Elder Persons in connection with the Services that Servicer performs for or on behalf of Lender, including any potential or actual Financial Exploitation of Disabled Adults or Elder Persons that is committed by Lender’s customers, potential customers/applicants, or any agents thereof.  Financial Exploitation of Disabled Adults or Elder Persons includes any potential or actual activity or transaction that would require Lender to report to respective state Adult Protective Services (APS) divisions or local law enforcement under applicable federal or state laws, rules, regulations, and regulatory guidance or to file a Suspicious Activity Report (SAR) with the Financial Crimes Enforcement Network (FinCEN).  If

Servicer forms a reasonable suspicion that the Financial Exploitation of Disabled Adults or Elder Persons may have occurred, Servicer will promptly, and in all cases within one (1) business day following the determination that there is a reasonable suspicion of such activity, notify Lender of the precise nature of the suspicious activity and provide Lender with information and documents used to form such reasonable suspicion and make available any other information and documents in Servicer’s possession and control concerning the matter, subject to Applicable Law, upon Lender’s reasonable request.  Further, Servicer agrees to reasonably cooperate with Lender and to provide Lender with any additional information and documentation reasonably requested regarding any investigation of potential or actual Financial Exploitation of Disabled Adults or Elder Persons.  The contact for reporting is Lender’s Fraud Risk Operations Department: [*****], or such other person as Lender may identify to Servicer in writing from time to time.
Section 3.    Representations of Servicer, GreenSky Servicing and Lender. Each of Servicer, GreenSky Servicing and Lender hereby represent and warrant to the parties hereto that as of the date hereof each of the representations and warranties contained in the LSA are true and correct as of the date hereof and after giving effect to this Amendment (except to the extent that such representations and warranties expressly refer to an earlier date, in which case they are true and correct as of such earlier date).
Section 4.    Conditions Precedent. The effectiveness of this Amendment is subject to the receipt by the parties hereto of a fully executed counterpart of this Amendment from each party.
Section 5.    Amendment. The parties hereto hereby agree that the provisions and effectiveness of this Amendment shall apply to the LSA effective September 1, 2019, for reporting with respect to relevant matters identified by Servicer in September 2019. Except as amended by this Amendment, the LSA remains unchanged and in full force and effect. This Amendment shall constitute a transaction document.
Section 6.    Counterparts. This Amendment may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. The delivery of an executed counterpart hereof by facsimile or .pdf shall constitute delivery of an executed counterpart hereof.
Section 7.    Captions. The headings of the Sections of this Amendment are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions of this Amendment.
Section 8.    Successors and Assigns. The terms of this Amendment shall be binding upon, and shall inure to the benefit of the parties and their respective successors and permitted assigns.
Section 9.    Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 10.    GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

[Signatures appear on following page.]

IN WHITNESS WHEREOF, Servicer, Lender and GreenSky Servicing have each caused this Amendment to be duly executed by their respective duly authorized officers as of the Effective Date first mentioned above.
GREENSKY, LLC

By:     /s/ Tim Kaliban
Name:    Tim Kaliban
Title:    President
Date:    July 12, 2019

GREENSKY SERVICING, LLC

By:     /s/ Tim Kaliban
Name:    Tim Kaliban
Title:    President
Date:    July 12, 2019

SUNTRUST BANK

By:     /s/ Michal Sroka
Name:    Michal Sroka
Title:    Senior Vice President
Date:    July 12, 2019

Exhibit Index

Schedule F        Applicable Laws, Possible Trigger Words/Phrases,
Complaint Scenarios and List of Regulatory Bodies

Schedule G        Borrower Complaints Log